UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 10, 2009

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Employment Agreement with Donald F. Adam

On March 10, 2009, Benchmark Electronics, Inc. (the Company) entered into a one-year employment agreement with Donald F. Adam effective March 10, 2009 (the Agreement) which Agreement superseded the Company’s prior severance agreement with Mr. Adam dated as of August 27, 2002.

Under the terms of the Agreement, Mr. Adam has agreed to serve as the Company’s Vice President and Chief Financial Officer, for an initial term of one (1) year, commencing March 10, 2009. The Agreement automatically renews thereafter for successive one (1) year terms (each such renewal term, a “Renewal Term”), unless either party gives written notice of termination no fewer than ninety (90) days prior to the expiration of any such Renewal Term. The Initial Term, as the same may be extended by any Renewal Term, is referred to as the “Employment Term”. In connection with such service, Mr. Adam receives an annual base salary of $300,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors of the Company, and an annual bonus with a target opportunity of 50% of his base salary for each calendar year in the Employment Term if the Company attains certain performance objectives for such year, and an over achievement bonus opportunity of up to 100% of his base salary if the Company exceeds the foregoing performance objectives by predetermined amounts. The Company may terminate Mr. Adam’s employment at any time and Mr. Adam may terminate his employment upon 30 days’ prior written notice. In the event his employment is terminated by the Company without cause or he terminates his employment for good reason, he is entitled to receive the following cash severance benefits:

•	Accrued but unpaid base salary;
•	Annual bonus, pro rated through the date of termination;
•	Any employee benefits to which he is entitled under the Company’s benefit plans;
•	Severance Pay equal to 100% of his base salary for the Severance Period (as defined). The “Severance Period” means one (1) full year beginning on the date of termination;
•
Continued coverage under the Company’s medical, dental, health and other welfare benefit plans during the Severance Period at the same cost to him as was provided to him immediately prior to the date of termination.

Mr. Adam has agreed not to disclose any confidential information pertaining to the Company’s business and has agreed not to compete with the Company during his employment and for two years following termination of his employment.

The foregoing is a summary of the terms and conditions of the Agreement only, and is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.0*
Key Contributor Severance Agreement between the Company and Donald F. Adam dated August 27, 2002 (incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K dated December 1, 2005 and filed on December 2, 2005 (Commission file number 1-10560)).

Exhibit 10.1*	Employment Agreement between the Company and its Vice President and Chief Financial Officer, Donald F. Adam, effective March 10, 2009.

* Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: March 13, 2009	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer

EXHIBITS INDEX

Exhibit
Number	Description

Exhibit 10.0*
Key Contributor Severance Agreement between the Company and Donald F. Adam dated August 27, 2002 (incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K dated December 1, 2005 and filed on December 2, 2005 (Commission file number 1-10560)).

Exhibit 10.1*	Employment Agreement between the Company and its Vice President and Chief Financial Officer, Donald F. Adam, effective March 10, 2009.

* Management contract or compensatory plan or arrangement